SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant☐
Filed by a Party other than the Registrant☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑ Definitive Proxy Statement

☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Coventry Health Care, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

      ☑ No fee required.

      ☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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6705 Rockledge Drive, Suite 900
Bethesda, MD 20817-1850
301-581-0600

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on June 6, 2002

To Our Shareholders:

      You are cordially invited to attend our Annual Meeting of Shareholders, which will be held on Thursday, June 6, 2002, at 9:30 a.m., Eastern Daylight Saving Time, at the offices of Epstein Becker & Green, P.C., Seventh Floor, 1227 25th Street, N.W., Washington, D.C. 20037-1156. At the meeting, the shareholders will act on the following matters:

1. To elect three Class II Directors to serve until the annual meeting of shareholders in 2005; and

2. To transact such other business as may properly come before the meeting or at any adjournment(s) thereof.

      A Proxy Statement, Proxy Card and a copy of the Annual Report describing the operations of the Company during the fiscal year ended December 31, 2001 accompany this notice. Information regarding the matters to be acted upon at the 2002 Annual Meeting of Shareholders is contained in the enclosed Proxy Statement.

      All shareholders of record of the Company’s common stock at the close of business on Monday, April 8, 2002 are entitled to vote at the 2002 Annual Meeting or at any adjournment of the meeting.

By Order of the Board of Directors,

ALLEN F. WISE
President and Chief Executive Officer

Bethesda, Maryland

April 26, 2002

YOUR VOTE IS IMPORTANT. IF YOU DO NOT PLAN TO ATTEND THE MEETING, PLEASE VOTE. YOU MAY VOTE BY TOLL-FREE TELEPHONE, BY INTERNET OR BY COMPLETING, DATING, SIGNING AND RETURNING THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE.

TABLE OF CONTENTS

About the Meeting	1
Proposal One: Election of Directors	4
Business Experience of Nominees and Continuing Directors	5
Certain Board Information	7
Committees of the Board	7
Voting Stock Ownership of Principal Shareholders, Directors and Executive Officers	8
Executive Compensation	11
Summary Compensation Table	11
Aggregated Option Exercises in 2001 and Option Values at December 31, 2001	12
Directors Compensation	12
Employment Contracts, Termination of Employment and Change-in-Control Arrangements	13
2000 Deferred Compensation Plan	15
Report of the Compensation and Benefits Committee	16
Performance Graph	20
Compensation Committee Interlocks and Insider Participation	20
Certain Relationships and Related Transactions	21
Section 16(a) Beneficial Ownership Reporting Compliance	22
Independent Public Accountants	23
Report of the Audit Committee	23
Shareholder Proposals	23
Other Matters	24

6705 Rockledge Drive, Suite 900
Bethesda, MD 20817-1850
301-581-0600

PROXY STATEMENT

FOR
ANNUAL MEETING OF SHAREHOLDERS
To Be Held on June 6, 2002

ABOUT THE MEETING

When and where will the meeting be held?

      The Annual Meeting of Shareholders of Coventry Health Care, Inc. (the “Company”) will be held at 9:30 a.m., Eastern Daylight Saving Time, on June 6, 2002, at the offices of Epstein Becker & Green, P.C., Seventh Floor, 1227 25th Street, N.W., Washington, D.C. 20037-1156 and at any adjournment thereof (the “2002 Annual Meeting”).

What is the purpose of the 2002 Annual Meeting?

      You are being asked to vote on the election of three individuals to serve as Class II Directors of the Company until the annual meeting of shareholders to be held in 2005. The Board of Directors is not aware of any other matters to be presented for action at the 2002 Annual Meeting. However, if other matters are presented for a vote, the proxies will be voted for these matters in accordance with the judgment of the persons acting under the proxies.

When will this Proxy Statement be sent to shareholders?

      This Proxy Statement is first being sent to shareholders on or about April 26, 2002. A copy of the Company’s Annual Report, containing financial statements for the year ended December 31, 2001, has also been enclosed in the same mailing with this Proxy Statement.

Who is entitled to vote?

      Only shareholders of record at the close of business on Monday, April 8, 2002, the record date for the meeting, are entitled to receive notice of and to participate in the 2002 Annual Meeting. If you were a shareholder of record on that date, you will be entitled to vote all of the shares that you owned on that date.

How many votes do I have?

      You will have one vote for every share of the Company’s common stock that you owned on Monday, April 8, 2002 (the record date).

Who is soliciting my vote?

      Your vote is being solicited by and on behalf of the Company’s Board of Directors.

Who pays for the solicitation of my vote?

      The Company pays the costs of soliciting your vote, including the costs of mailing.

How will my vote be solicited?

      Proxies will be solicited by the use of the mails and may also be solicited personally, or by telephone, telecopy or telegram, by directors, officers and employees of the Company. No directors, officers or employees of the Company will receive additional compensation for soliciting proxies.

      The Company will (i) request banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries as record holders to forward the solicitation materials to the beneficial owners of the Company’s common stock, (ii) furnish the number of copies necessary for such record holders to supply the materials to the beneficial holders and (iii) reimburse the reasonable forwarding expenses incurred by these record holders.

How many votes can be cast by all shareholders?

      On April 8, 2002, the record date, there were 58,889,627 shares of the Company’s common stock outstanding and eligible to vote on each matter brought before the meeting.

How many votes must be present to hold the meeting?

      A quorum must be present. A “quorum” is a majority (more than half) of the outstanding shares eligible to vote. They may be present at the meeting or represented by proxy. Any shareholder of record present at the 2002 Annual Meeting, but who abstains from voting, shall be counted for purposes of determining whether a quorum is present at the 2002 Annual Meeting. If a quorum is not present at the 2002 Annual Meeting, it may be adjourned from time to time until a quorum is present or represented by proxy.

How many votes are required to elect the directors?

      The affirmative vote of a plurality of the shares of the Company’s common stock represented in person or by properly executed proxy is required to approve the election of each of the Company’s nominees for election as a director. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present at the 2002 Annual Meeting, but will not be counted for purposes of calculating a plurality.

How many votes are required for other matters that may properly come before the meeting?

      The affirmative vote of a majority of the shares of the Company’s common stock present or represented and entitled to vote is required for all other business that may properly come before the 2002 Annual Meeting or any adjournments.

How do I vote?

      You can vote either in person at the annual meeting or by proxy without attending the annual meeting. To vote by proxy, you must either:

•	fill out the enclosed proxy card, date and sign it, and return it in the enclosed postage-paid envelope; or

•	vote by telephone (instructions are on the proxy card), or

•	vote by internet (instructions are on the proxy card).

What if I return my proxy card and don’t vote on a matter listed on it?

      If you return a proxy card without indicating your vote, your shares will be voted For the three Class II director nominees listed on the card, and will be voted in the discretion of the persons named in the proxy on other matters that may be brought before the meeting.

Can I change my vote?

      Yes. Just send in a new proxy card with a later date, cast a new vote by telephone or internet, or send a written notice of revocation to the Company’s Secretary at the address on the cover page of this Proxy Statement. If you attend the 2002 Annual Meeting and want to vote in person, you can request that your previously submitted proxy not be used. If your shares are held through a broker, bank or other institution in “street name”, you will need to obtain a proxy form from the institution that holds your shares.

How are the votes counted?

      The votes are counted as received by an automated system administered by Mellon Investor Services LLC, the Company’s transfer agent. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for purposes of determining the existence of a quorum, each is counted separately. Abstentions are counted in tabulations of the votes cast on proposals presented to shareholders and will have the effect of a vote against proposals, other than the election of directors. Broker non-votes will not be counted for purposes of determining whether the proposals have been approved and will not be counted as votes for or against such proposal. A broker non-vote occurs when a nominee holding shares for a beneficial owner expressly does not vote on a particular matter because the nominee does not have discretionary voting power with respect to the matter and has not received instructions from the beneficial owner.

Where can I find voting results for the 2002 Annual Meeting?

      The voting results will be published in the Company’s Form 10-Q for the period ending June 30, 2002. The Form 10-Q will be filed with the Securities and Exchange Commission on or before August 14, 2002.

Can I access the Company’s proxy materials and annual report electronically?

      This Proxy Statement and the Company’s Annual Report are available on our internet website at www.coventryhealth.com. If you are a shareholder of record and would like to view future proxy statements and annual reports over the internet instead of receiving paper copies in the mail, follow the instructions provided when you vote over the internet. If you hold your shares through a bank, broker or other holder, check the information provided by that entity for instructions on how to elect to view future proxy statements and annual reports and to vote your shares over the internet. Opting to receive your proxy materials online saves us the cost of producing and mailing the proxy materials to your home or office and gives you an automatic link to the proxy voting site.

      If you choose to view future proxy statements and annual reports over the internet, you will receive an e-mail message next year containing the internet address to use to access the proxy materials. Your choice will remain in effect until you tell us otherwise. You do not have to elect internet access each year. To cancel or change your enrollment profile, please go to www.vault.melloninvestor.com/isd/ and follow the prompts or you may send written notice to the Company’s Secretary at the address on the cover page of this Proxy Statement.

What is “householding” and how does it affect me?

      The Securities and Exchange Commission recently adopted a new rule concerning the delivery of annual reports and proxy statements. It permits us, with your permission, to send a single set of these proxy materials to any household at which two or more shareholders reside if we believe they are members of the same family. A separate proxy card would still be mailed to each shareholder at the same address. This new rule is called

“householding” and its purpose is to help reduce printing and mailing costs of proxy materials. The Company may institute this procedure for the next annual meeting of shareholders in 2003.

      This year, a limited number of brokerage firms have instituted householding. If you and members of your household have multiple accounts holding shares of the Company’s common stock, you may have received householding notification from your broker earlier this year. Please contact your broker directly if you have questions, require additional copies of this Proxy Statement or Annual Report, or wish to revoke your decision to household. These options are available to you at any time.

PROPOSAL ONE:

ELECTION OF DIRECTORS

      The Company’s Bylaws provide that the Company’s Board of Directors shall consist of such number of directors as shall be determined by the Board of Directors from time to time so long as the number of directors does not violate the rights of Warburg Pincus (see below). The Company’s Certificate of Incorporation provides that the directors shall be divided into three classes as nearly equal in numbers as possible. There are currently ten persons serving on the Board of Directors: three in Class I, three in Class II and four in Class III. At each annual meeting, directors of the class whose term of office expires in that year are elected for a three-year term. The Class II Directors’ terms of office expire in 2002.

      The nominees designated for election as Class II Directors at the 2002 Annual Meeting will, if elected, each serve three-year terms expiring at the annual meeting of shareholders in 2005. All of the nominees have consented to being nominated and to serve if so elected.

      The persons named in the enclosed proxy intend to vote the shares represented by such proxy FOR the election of the nominees named herein, unless contrary instructions are received. If any of the nominees named below should be unable to accept nomination or election as a director at the 2002 Annual Meeting, an event which the Board of Directors does not anticipate, the proxy will be voted with discretionary authority for a substitute nominee or substitute nominees as shall be designated by the current Board of Directors and for the remaining nominee(s), if any, named below.

      The following table provides information about the persons nominated to serve as Class II Directors and the persons serving as Class I and Class III Directors whose terms continue until 2003 or 2004:

Nominees for Class II Directors for Three-Year Terms Expiring in 2005

Name	Age	Committee Memberships

Joel Ackerman	36	Nominating Committee
Emerson D. Farley, Jr., M.D.	63
Lawrence N. Kugelman	59	Audit Committee

Continuing Class I Directors with Three-Year Terms Expiring in 2004

Name	Age	Committee Memberships

Robert W. Morey	65
Elizabeth E. Tallett	53	Audit Committee
Allen F. Wise	59	Nominating Committee (Chairman)

Continuing Class III Directors with Three-Year Terms Expiring in 2003

Name	Age	Committee Memberships

John H. Austin, M.D.	57	Audit Committee (Chairman), Compensation and Benefits Committee (Chairman)
Thomas J. Graf	53	Compensation and Benefits Committee
Rodman W. Moorhead, III	58	Compensation and Benefits Committee
Timothy T. Weglicki	50

      The Company issued 8.3% Convertible Exchangeable Senior Subordinated Notes and Warrants to purchase 2,117,647 shares of the Company’s common stock pursuant to the terms of a Purchase Agreement entered into as of May 9, 1997. Under the terms of the Purchase Agreement, the Company agreed to use its best efforts to elect as directors two nominees designated by Warburg, Pincus Ventures, L.P., as majority holder of the Convertible Notes. Messrs. Moorhead and Ackerman were so designated by Warburg Pincus. On September 3, 1999, Warburg Pincus’ Convertible Notes were converted into 4,235,840 shares of preferred stock and on December 26, 2000, Warburg Pincus’ preferred stock was converted into 4,236,263 shares, after anti-dilution calculations, of the Company’s common stock. In addition, on December 26, 2000, Warburg Pincus received 1,026,614 shares, after anti-dilution calculations, of the Company’s common stock in a net exercise of the Warrants. As a result of the conversions, under the terms of the Purchase Agreement, so long as Warburg Pincus owns at least 50% of the shares beneficially owned by them (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) at the 1997 closings, Warburg Pincus has the right to at least one seat on the Board of Directors. Warburg Pincus beneficially owned 6,353,487 shares at the 1997 closing and, as of the date of this Proxy Statement, continues to own approximately 83% of those shares. As a result, the Company believes that Warburg Pincus is currently entitled to elect at least one director.

      In April 1998 the size of the Board of Directors was increased to 15 members. The directors have since expressed an interest in reducing the size of the Board over time and, as a result, there are currently vacancies on the Board. The Board may take action in the future to either reduce its size or to fill the vacancies.

Business Experience of Nominees and Continuing Directors

      Below you will find information about the business experience of the nominees and the continuing directors:

      John H. Austin, M.D. has been a director and Chairman of the Board of the Company since March 1998. He was a director of Coventry Corporation from January 1988 to June 1999, and served as Chairman of the Board from December 1995 to June 1999. Dr. Austin has been Chairman and Chief Executive Officer of Arcadian Management Services, Inc., a company that owns and manages rural health care provider networks, since June 1997. From October 1994 through March 1997, he was President of the Professional Services Division of Unihealth, a voluntary non-profit health care network. From July 1992 to October 1994, Dr. Austin was a self-employed health care consultant. Dr. Austin was a director of QuadraMed Corporation, which develops, markets and sells health care software products and services, from April 1995 to November 1998.

      Joel Ackerman has been a director of the Company since November 1999. He is a general partner of Warburg, Pincus & Co. and a Managing Director and member of Warburg Pincus LLC, where he has been employed since 1993. From April 1997 to present he has also been a voting trustee under Voting Trust Agreements relating to shares of common stock of our company held by Warburg, Pincus Ventures, L.P., Warburg, Pincus Equity Partners, L.P. and certain affiliates. He is a director of Medical Staffing Network Holdings, Inc., a leading medical staffing company and provider of per diem nurse staffing services, and Sonus Corporation, which owns and operates hearing care centers, as well as several privately held companies.

      Emerson D. Farley, Jr., M.D. has been a director of the Company since March 1998. He was a director of Coventry Corporation from December 1994 to June 1999. Since 1972, Dr. Farley has been engaged in the private practice of medicine in Richmond, Virginia and has been self-employed since July 13, 1997. From

1989 until September 1997, he was the Medical Consultant for Signet Bank in Richmond, Virginia. Since 1991, Dr. Farley has been the Vice-Chairman of Doctors Insurance Reciprocal Risk Retention Group, which provides medical malpractice insurance coverage to physicians.

      Thomas J. Graf has been a director of the Company since March 1998. He has served as a Senior Vice President of the Principal Financial Group since January 1994. Mr. Graf has held several executive positions with the Principal, including Chief Actuary, Chief Information Officer, head of the Group Insurance Business Unit, head of the Small- and Medium-sized Business Market Center, and currently serves as the head of Strategic Planning. Mr. Graf is a director of HealthExtras, Inc., a diversified provider of pharmacy, health and disability benefits.

      Lawrence N. Kugelman has been a director of the Company since March 1998 and was a director of Coventry Corporation from August 1992 to June 1999. He has been a director of Premier Practice Management, a physician practice management company, since April 1997, and a director of Arcadian Management Services, Inc. since July 2001. Mr. Kugelman has been a private investor and business consultant since October 1996. He was interim Chief Executive Officer and President of Coventry Corporation from December 1995 until October 1996. From March 1995 until December 1995, he was self-employed. He was Executive Vice President of American Medical International, an organization that owns and operates acute care hospitals nationwide, from January 1993 to March 1995. From November 1986 to January 1992, he was President and Chief Executive Officer of Health Plan of America, an HMO company.

      Rodman W. Moorhead, III has been a director of the Company since March 1998. He was a director of Coventry Corporation from May 1997 to June 1999. He is a general partner of Warburg, Pincus & Co. and a Managing Director and Senior Advisor of Warburg Pincus LLC, where he has been employed since 1973. He is a trustee of ElderTrust, a health care real estate investment trust, and a director of Transkaryotic Therapies, Inc., a biopharmaceutical company specializing in gene therapy, Scientific Learning Corporation, a computer-based special education training company, Chancellor Beacon Academies, an operator of charter schools and 4GL School Solutions, a data management company for schools. He is also a director of the Stroud Water Research Center, Inc., a trustee of the Brandywine Conservancy, a trustee of The Taft School and a member of the Overseer’s Committee on University Resources, Harvard College.

      Robert W. Morey has been a director of the Company since August 2001. Mr. Morey has been President, Director and Principal of Catalina Life and Health Reinsurers, Inc. and R.W. Morey Reinsurers Limited since 1992. Mr. Morey has also served as controlling principal of Moors & Cabot, Inc., a retail and institutional stock brokerage firm headquartered in Boston, since 1991 and as President of RWM Management Company, a company providing reinsurance and financial counseling services to various companies in which Mr. Morey holds investments, since 1977.

      Elizabeth E. Tallett has been a director of the Company since March 1998. Ms. Tallett has been the President and Chief Executive Officer of Dioscor, Inc. since May 1996, and President and Chief Executive Officer of Marshall Pharmaceuticals, Inc. since July 2001, both of which are biopharmaceutical companies. In November 1992, she co-founded Transcell Technologies, Inc., a carbohydrate-based pharmaceutical company, where she served as President and Chief Executive Officer until April 1996. Ms. Tallett is a director of Principal Financial Group, Inc., Principal Life Insurance Company, Principal Financial Services, Inc., Varian, Inc., an analytical scientific instruments company, Varian Semiconductor Equipment Associates, Inc., a semiconductor company, IntegraMed America, Inc., a health services management company specializing in fertility and assisted reproductive technology, and Immunicon Corporation, a cancer research company. She is a founding board member of the Biotechnology Council of New Jersey.

      Timothy T. Weglicki has been a director of the Company since August 2001. Mr. Weglicki has been employed as a managing member of ABS Partners, L.P., the General Partner of ABS Capital Partners, L.P., a private equity fund, since December 1993. Prior to December 1993, he was employed as a Managing Director of Alex, Brown & Sons, where he established and headed that firm’s capital markets group. He is a director of a number of privately held information technology and health care companies.

      Allen F. Wise has been a director and President and Chief Executive Officer of the Company since March 1998. He was a director and President and Chief Executive Officer of Coventry Corporation, our

predecessor in interest, from October 1996 to June 2000. From October 1994 to October 1995, he was Executive Vice President of MetraHealth Companies, Inc., a managed health care company that was acquired by UnitedHealth Group, Incorporated in October 1995. From October 1995 to October 1996, he was Executive Vice President of UnitedHealth Group, Incorporated. From January 1994 to October 1994, he was President and Chief Executive Officer of Wise Health System, a health care investment company. From 1991 to 1994, Mr. Wise was President and Chief Executive Officer of Keystone Health Plan, a managed health care company, and also Chief Operating Officer of Independence Blue Cross, a health care insurance company. He is a director of NCO Group, Inc., a provider of accounts receivable management and other outsourced services.

      Your proxy cannot be voted for a greater number of persons than the number of nominees named.

      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE NOMINEES FOR CLASS II DIRECTORS.

Certain Board Information

      During fiscal year 2001, the Board of Directors of the Company (the “Board”) held four regular meetings and two special telephonic meetings, and acted on two occasions by unanimous written consent. All members of the Board attended at least 75% of the meetings held by the Board and by the committees of which they were members, except for Mr. Graf who was unable to attend more than 54% of the meetings held.

Committees of the Board

      Audit Committee. The Audit Committee is comprised of directors that are independent of the management of the Company and has responsibilities that include determining that the Company has adequate systems and controls in place to reasonably assure the fair presentation of the Company’s financial statements; interfacing directly with the internal and external auditors and ensuring that the internal and external audit function is adequate; recommending the selection and, where appropriate, the replacement, of independent auditors; reviewing and approving the scope of audits and related fees; discussing with management and the auditors the financial statements, the quality of account principles used, and the clarity of financial disclosures; recommending inclusion of the financial statements in the Company’s Annual Report; reviewing and setting internal policies and procedures regarding audits, accounting and other financial controls; and reviewing compliance with the Company’s code of ethics. During fiscal year 2001, the Audit Committee held four regular meetings. The members of the Audit Committee are John H. Austin, M.D. (Chair), Elizabeth E. Tallett, Lawrence N. Kugelman and, for a portion of the year, Joel Ackerman. On April 20, 2001, Mr. Ackerman resigned from the Audit Committee.

      Compensation and Benefits Committee. The Compensation and Benefits Committee is comprised of directors that are independent of the management of the Company and has responsibilities that include approving remuneration arrangements for executive officers of the Company, reviewing compensation plans relating to executive officers and directors, approving grants of stock options to employees under the Company’s employee stock option plans and general oversight and review of employee compensation policies. During fiscal year 2001, the Compensation and Benefits Committee held five regular meetings and two special telephonic meetings. The members of the Compensation and Benefits Committee are John H. Austin, M.D. (Chair), Thomas J. Graf and Rodman W. Moorhead, III.

      Nominating Committee. The Nominating Committee is comprised of the President and Chief Executive Officer and directors that are independent of the management of the Company for purposes of serving on the Nominating Committee. The Nominating Committee’s responsibilities include recommending and nominating candidates for director positions to the full Board of Directors (i) to stand for election by the shareholders of the Company, (ii) to fill vacancies on the Board, or (iii) to serve on or fill vacancies on various Board committees. Nominations for election to the Board may be made by or at the direction of the Nominating Committee or by any eligible shareholder entitled to vote for the election of directors as described below. During 2001, the Nominating Committee held two regular meetings. The members of the Nominating

Committee are Allen F. Wise (Chairman), John H. Austin, M.D., Joel Ackerman and, during 2001, David J. Drury. Effective February 13, 2002, Mr. Drury resigned from the Board of Directors and the Nominating Committee.

      Notice of director nominations by eligible shareholders must be timely received in writing addressed to the Secretary of the Company at the address of the Company on the cover page of this Proxy Statement. To be timely, director nominations for the 2003 annual meeting of shareholders must be received by the Secretary at the Company’s offices on or before December 28, 2002. Eligible shareholders who wish to submit a proposal for consideration by the Nominating Committee for inclusion in the 2003 Proxy Statement must comply with the nomination procedures described in the Company’s Bylaws. See also “Shareholder Proposals” on page 23 of this Proxy Statement.

VOTING STOCK OWNERSHIP OF PRINCIPAL SHAREHOLDERS,

DIRECTORS AND EXECUTIVE OFFICERS

      The following table sets forth information, as of April 8, 2002, regarding the beneficial ownership of the Company’s common stock by (i) each person or group known by the Company to be the beneficial owner of more than five percent of the common stock, (ii) each director and nominee for director of the Company, (iii) each executive officer named in the Executive Compensation Table; and (iv) all directors and executive officers of the Company as a group. The number of shares beneficially owned is determined under rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose.

      For purposes of the table, a person or group of persons is deemed to beneficially own shares of common stock issuable upon the exercise of warrants or options that are currently exercisable or that become exercisable within 60 days from the date set forth above. For purposes of computing the percentage of outstanding common stock held by each person or group of persons named above, any shares that such person or group has the right to acquire within 60 days after the date set forth above are deemed outstanding, but are not deemed to be outstanding for purposes of computing the percentage ownership of any other person or group. The Company believes that the beneficial owners of the common stock listed in the table below, based on information furnished by such owners, have sole voting and dispositive power (or shares such powers with his or her spouse) with respect to such shares, except as explained in the footnotes to the table.

	Number of Shares		Percent
	of Common Stock		of Common
Name and Address of Beneficial Owner	Beneficially Owned		Stock

Warburg Pincus(1)(2)	19,204,377		32.61%
466 Lexington Avenue New York, NY 10017
Wellington Management Company, LLP(3)	7,715,600		13.10%
75 State Street Boston, MA 02109
Vanguard Specialized Funds—Vanguard Health Care Fund(4)	3,785,000		6.43%
P.O. Box 2600 Valley Forge, PA 19482-2600
John H. Austin, M.D.	125,859	(5)	*
Joel Ackerman(1)(2)(6)	19,204,377		32.61%
Emerson D. Farley, Jr., M.D.	85,610	(5)	*
Thomas J. Graf	0		*
Lawrence N. Kugelman	76,700	(5)	*
Robert W. Morey	110,239
Rodman W. Moorhead, III(1)(2)(6)	19,204,377		32.61%
Elizabeth E. Tallett	6,500	(5)	*
Timothy T. Weglicki	7,500		*
Allen F. Wise	1,032,657	(5)	1.73%
Harvey C. DeMovick, Jr.	216,141	(5)	*
Bernard J. Mansheim, M.D.	159,712	(5)	*
Thomas P. McDonough	476,310	(5)	*
Dale B. Wolf	405,616	(5)	*
All executive officers and directors as a group (24 persons)	21,917,221	(5)	35.68%

*	Less than one percent

(1)	According to the Joint Schedule 13D, as amended, filed by Warburg, Pincus Ventures, L.P., a Delaware limited partnership (“WPV”); Warburg, Pincus & Co., a New York general partnership; Warburg Pincus LLC, a New York limited liability company; Warburg, Pincus Equity Partners, L.P., a Delaware limited partnership; Warburg, Pincus Netherlands Equity Partners I, C.V., a Netherlands limited partnership; Warburg, Pincus Netherlands Equity Partners II, C.V., a Netherlands limited partnership; Warburg, Pincus Netherlands Equity Partners III, C.V., a Netherlands limited partnership (collectively, “WPEP”); and Joel Ackerman, Jonathan S. Leff, and Patrick T. Hackett as Trustees of certain voting trusts. Warburg Pincus LLC manages WPV and WPEP, and Warburg, Pincus & Co. is the sole general partner of WPV and WPEP. According to the Joint Schedule 13D, Lionel I. Pincus is the managing partner of Warburg, Pincus & Co. and the managing member of Warburg Pincus LLC and may be deemed to control both Warburg, Pincus & Co. and Warburg Pincus LLC. The Joint Schedule 13D indicates that Joel Ackerman, Jonathan S. Leff and Patrick T. Hackett (the “Trustees”) have been appointed as voting trustees under Voting Trust Agreements, dated as of April 15, 1997 and September 8, 2000, relating to all shares of Preferred Stock or common stock that Warburg Pincus may acquire. Messrs. Ackerman, Hackett, Leff and Moorhead are general partners of Warburg, Pincus & Co. and Managing Directors and members of Warburg Pincus LLC. Messrs. Ackerman and Moorhead are directors of the Company. As partners of Warburg, Pincus & Co., Messrs. Ackerman and Moorhead may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 under the Securities Exchange Act of 1934) in an indeterminate portion of the shares beneficially owned by WPV and WPEP.

The address of each of the voting trustees is 466 Lexington Avenue, New York, NY 10017. Under the terms of the Voting Trust Agreements, the Trustees, acting by majority vote, have exclusive authority to vote the shares held pursuant to the Voting Trust Agreement for the ten year term of the Voting Trust Agreement. The Voting Trust Agreement may terminate earlier if WPV and WPEP are deemed to beneficially own less than ten percent of the common stock and Warburg Pincus will give notice of termination to the Trustees. On December 26, 2000, Warburg, Pincus Ventures, L.P.: (i) converted its 4,235,840 shares of Preferred Stock into 4,236,263 shares of common stock, as adjusted for anti-dilution, and (ii) acquired 1,026,614 shares of common stock, as adjusted for anti-dilution, in a cashless net exercise of its warrants. According to the Joint Schedule 13D, Warburg Pincus has shared dispositive power for all shares held.

(2)	On September 8, 2000, WPEP purchased 10,000,000 shares of the Company’s common stock from Principal Health Care, Inc., an affiliated company of Principal Financial Group, Inc. (“Principal”) in a private transaction as follows: (i) Warburg Pincus Equity Partners, L.P., 9,450,000 shares; (ii) Warburg, Pincus Netherlands Equity Partners I, C.V., 300,000 shares; (iii) Warburg, Pincus Netherlands Equity Partners II, C.V., 200,000 shares; and (iv) Warburg, Pincus Netherlands Equity Partners III, C.V., 50,000 shares. According to the Joint Schedule 13D, Warburg Pincus has shared dispositive power for all shares held.

(3)	According to the most recent Schedule 13G filed by Wellington Management Company, LLP (“WMC”), the securities reported are owned of record by clients of WMC, in its capacity as an investment adviser, and WMC may be deemed to beneficially own such shares of the Company’s common stock. (e.g., includes Vanguard’s shares at footnote 4 below). Schedule 13G reports that WMC has shared voting power with respect to 2,810,900 of the above shares and shared dispositive power with respect to all of the 7,715,600 shares above.

(4)	According to the most recent Schedule 13G filed by Vanguard Specialized Funds— Vanguard Health Care Fund (“Vanguard”), Vanguard owns of record the 3,785,000 shares reported, which are also reported by WMC due to WMC’s status as Vanguard’s investment adviser. See footnote 3 above. Schedule 13G reports that Vanguard has sole voting power and shared dispositive power with respect to all of the 3,785,000 shares above.

(5)	Includes the following shares issuable upon exercise of stock options (or warrants) that are currently exercisable or which become exercisable within 60 days of the date set forth above: John H. Austin, M.D., 52,000 shares; Emerson D. Farley, Jr., M.D., 21,000 shares; Lawrence N. Kugelman, 44,000 shares; Robert W. Morey, 42,466 shares (underlying a warrant); Allen F. Wise, 707,606 shares; Harvey C. DeMovick, Jr., 188,636 shares; Bernard J. Mansheim, M.D., 123,082 shares; Thomas P. McDonough, 341,423 shares; Elizabeth E. Tallett, 6,000 shares; Dale B. Wolf, 328,474 shares; and all executive officers and directors as a group (24 persons), 2,535,611 shares.

(6)	Mr. Ackerman and Mr. Moorhead each disclaims beneficial ownership of the common stock owned by Warburg Pincus. See footnotes 1 and 2 above.

EXECUTIVE COMPENSATION

      The following table sets forth annual, long-term and other compensation awarded to, earned by or paid, during 1999, 2000 and 2001, to the chief executive officer of the Company and the persons who, in fiscal 2001, were the other four most highly compensated executive officers who were executive officers on December 31, 2001 (the “Named Executive Officers”):

Summary Compensation Table

	Annual Compensation			Long Term Compensation Awards

						Securities
				Other Annual	Restricted	Underlying	All Other
Name and Principal Position	Year	Salary	Bonus(1)	Compensation(2)	Stock(3)	Options(#)(4)	Compensation(5)(6)

Allen F. Wise	2001	$699,998	$1,300,000	$111,116	$2,767,500	—	$943,772
President and Chief	2000	696,152	1,000,000	*		—	535,975
Executive Officer	1999	579,233	700,000	—	—	300,000	35,376
Thomas P. McDonough	2001	$449,982	$600,000	*	$922,500	—	$435,468
Executive Vice President	2000	448,060	500,000	*	—	—	291,561
and Chief Operating	1999	386,164	300,000	*	—	175,000	25,261
Officer
Dale B. Wolf	2001	$399,984	$600,000	$73,314	$1,383,750	—	$410,231
Executive Vice President	2000	398,062	500,000	*	—	—	272,896
Chief Financial Officer	1999	337,800	300,000	*	—	190,000	18,639
and Treasurer
Harvey C. DeMovick, Jr.	2001	$298,475	$330,000	*	$461,250	—	$159,190
Senior Vice President,	2000	278,480	190,000	*	—		118,734
Customer Service	1999	231,635	50,000	*	—	150,000	14,104
Operations and Chief Information Officer
Bernard J. Mansheim, M.D.	2001	$329,992	$275,000	*	$461,250	—	$154,616
Senior Vice President	2000	328,069	220,000	*	—	—	139,601
and Chief Medical Officer	1999	279,225	245,000	*	—	125,000	17,782

*	Does not exceed reporting thresholds for perquisites and other personal benefits.

(1)	Includes the value, based on the closing price of the common stock, which was listed on The Nasdaq National Market at the date of issuance, of unrestricted shares awarded under the Company’s annual performance incentive plan in 1999, as follows: Mr. Wise, $156,528 (19,556 shares); Mr. McDonough, $79,760 (9,970 shares); Mr. Wolf, $66,368 (8,296 shares); Mr. DeMovick, $44,088 (5,511 shares); and Dr. Mansheim, $53,960 (6,745 shares).

(2)	Mr. Wise’s and Mr. Wolf’s other compensation included $64,933.67 and $35,236.20, respectively, for use of company transportation.

(3)	Includes the value, based on the closing price of the common stock on the New York Stock Exchange on July 11, 2001, the date of issuance, of restricted stock awards as follows: Mr. Wise, 150,000 shares, Mr. McDonough, 50,000 shares, Mr. Wolf, 75,000 shares, Mr. DeMovick, 25,000 shares, and Dr. Mansheim, 25,000 shares.

(4)	Consists of two grants of stock options to purchase common stock, one attributable to 1999 performance and the second attributable to 1998 performance, as follows: for 1999 performance, granted December 20, 1999, Mr. Wise, 150,000 shares, Mr. McDonough, 75,000 shares, Mr. Wolf, 90,000 shares, Mr. DeMovick, 50,000 shares, and Dr. Mansheim, 50,000 shares; and for 1998 performance, granted July 1, 1999 (January 1, 1999 for Mr. Wise’s option), Mr. Wise, 150,000 shares, Mr. McDonough, 100,000 shares, Mr. Wolf, 100,000 shares, Mr. DeMovick, 100,000 shares, and Dr. Mansheim, 75,000 shares.

(5)	Consists of group life insurance premium, Company matching contribution to its Retirement Savings Plan and Company matching contribution to its Supplemental Executive Retirement Plan, respectively,

as follows: for 2001, Mr. Wise, $593, $5,251 and $69,635; Mr. McDonough, $593, $7,650 and $35,585; Mr. Wolf, $593, $6,750 and $33,539; Mr. DeMovick, $593, $7,650 and $14,997; Dr. Mansheim, $593, $7,650 and $17,424; for 2000, Mr. Wise, $648, $4,725, and $58,102; Mr. McDonough, $648, $7,875 and $26,274; Mr. Wolf, $648, $6,750, and $25,203; Mr. DeMovick, $468, $7,874 and $13,755; and Dr. Mansheim, $545, $7,875 and $17,337; and for 1999, Mr. Wise, $648, $4,500 and $30,548; Mr. McDonough, $648, $7,200 and $17,413; Mr. Wolf, $648, $6,428 and $11,563; Mr. DeMovick, $395, $7,200 and $5,675; and Dr. Mansheim, $421, $7,200 and $10,161. Additionally, Mr. DeMovick received $834 for taxable relocation expenses in 1999.

(6)	Reflects the value of credits to phantom cash and stock accounts made by the Company under the Company’s three-year 2000 Deferred Compensation Plan (the “2000 Plan”), as follows: for 2001, Mr. Wise, $868,293; Mr. McDonough, $391,640; Mr. Wolf, $369,349, Mr. DeMovick, $135,950; and Dr. Mansheim, $128,949; for 2000, Mr. Wise, $472,500, Mr. McDonough, $256,764, Mr. Wolf, $240,295, Mr. DeMovick, $96,637; and Dr. Mansheim, $113,844. Actual payouts will not occur until the 2000 Plan terminates at the end of three years and the amounts distributed at that time will depend on investment returns throughout the term of the 2000 Plan. See “Employment Contracts, Termination of Employment and Change in Control Arrangements” beginning on page 13 of this Proxy Statement for more details.

      The following table provides information as to options exercised in 2001 by the Named Executive Officers and the value of their options at December 31, 2001:

Aggregated Option Exercises in 2001 and

Option Values at December 31, 2001

			Number of	Value of
			Securities Underlying	In-The-Money
			Unexercised Options at	Options at
			Fiscal Year-End(#)	Fiscal Year-End($)

	Shares Acquired on		Exercisable (E)/	Exercisable (E)/
Name	Exercise (#)	Value Realized ($)	Unexercisable (U)	Unexercisable (U)

Allen F. Wise	—	—	657,606E	$8,683,652E
			100,000U	1,229,350U
Thomas P. McDonough	—	—	341,423E	4,427,124E
			87,500U	969,825U
Dale B. Wolf	—	—	328,474E	4,270,846E
			104,375U	1,188,934U
Harvey C. DeMovick, Jr.	—	—	188,636E	2,306,698E
			84,375U	923,694U
Bernard J. Mansheim, M.D.	11,200	$220,600	123,082E	1,481,536E
			62,500U	685,925U

      Acceleration of Options on a Change in Control. Substantially all of the outstanding stock options granted under the Company’s stock option plans (including the stock option plans assumed by the Company pursuant to the Combination Agreement) provide that such options vest upon a change in control of the Company.

Directors’ Compensation

      All directors are reimbursed by the Company for out-of-pocket expenses incurred in connection with attendance at Board or committee meetings. On December 11, 2001, the Board of Directors, acting by unanimous written consent, voted to increase the annual retainer from $16,000 to $25,000 for members of the Board of Directors who are not officers or employees of the Company, its subsidiaries or affiliates (“Outside Directors”). The annual retainer is payable in quarterly installments of $6,250 each. In addition, Outside Directors receive a fee of $2,000 for each Board meeting attended, and $1,000 for each meeting of the Audit Committee attended as a member. Fees for each telephonic meeting and each Compensation and Benefits

Committee meeting attended remained at $500 per meeting. Committee chairmen receive an annual chair retainer of $2,000 each. Pursuant to policies at Warburg Pincus, Messrs. Ackerman and Moorhead have waived payment of director fees to which they otherwise would be entitled.

      Pursuant to the Company’s Amended and Restated 1998 Stock Incentive Plan, each director who is not an officer or employee of the Company or one of its subsidiaries or affiliates receives a grant of stock options for 2,000 shares, or 6,000 shares in the case of the Chairman of the Board of Directors, of common stock on the date of the annual meeting of shareholders. Pursuant to policies at Warburg Pincus, Messrs. Ackerman and Moorhead have waived payment of stock options to which they otherwise would be entitled.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

      Allen F. Wise. Mr. Wise’s Employment Agreement with the Company dated December 30, 1998, was amended effective January 1, 2001, and renewed for a term of three years, and will continue thereafter on a year-to-year basis in the absence of notice by either party or unless otherwise extended. Under the terms of the agreement, Mr. Wise receives an annual base salary of not less than $700,000, subject to annual review, and is eligible for an annual bonus that may range from 0% to 200% determined in the sole discretion of the Company’s Compensation and Benefits Committee. In addition, Mr. Wise is entitled to participate in all benefit plans, stock incentive plans, and has other benefits and perquisites, including a leased automobile and other transportation provided by the Company. In the event of Mr. Wise’s death or disability during the term of his employment agreement, Mr. Wise or his beneficiaries will receive a lump sum payment equal to his average bonus for the previous two years, the cost of medical and dental insurance premiums for 36 months, and, in the event of his disability, Mr. Wise will continue to receive his base compensation until he is eligible for long-term disability benefits. He will then receive 60% of his pre-disability earnings, which will be paid by the Company to the extent not covered under the Company’s long-term disability program. If Mr. Wise’s employment is terminated through a Termination Without Cause (defined below) or a Constructive Termination (defined below), the Company is required to pay Mr. Wise for a period of 24 months a monthly amount equal to 250% of the sum of his base salary plus his average bonus for the previous two calendar years divided by 24 months, reimbursement of the cost of medical and dental benefits for 30 months and an additional 12 months of vesting credit for his stock options and restricted stock awards, and unrestricted title to the leased automobile. If he is terminated within two years following a Change in Control (defined below), he would receive (i) a lump sum upon termination of 300% of his combined base salary and average bonus for the previous two years, plus an additional amount for taxes, if any, that may be due under Section 280G of the Internal Revenue Code of 1986, as amended, (ii) the cost of medical and dental insurance for 36 months, (iii) unrestricted title to the leased automobile, (iv) full vesting of all stock options and restricted stock grants. Mr. Wise has agreed not to compete with the Company during his employment and thereafter (i) for two years following a Termination Without Cause or Constructive Termination or (ii) for one year following a Change in Control, or (iii) without restriction following his voluntary termination.

      Thomas P. McDonough. Mr. McDonough’s Employment Agreement with the Company dated March 13, 1998 (assumed by the Company as of April 1, 1998), as amended on July 12, 1999, was amended effective January 1, 2001, and renewed for a term of three years, and will continue thereafter on a year-to-year basis in the absence of notice by either party or unless otherwise extended. Under the terms of the agreement, Mr. McDonough receives an annual base salary of not less than $450,000, subject to annual review, and is eligible for an annual bonus of 75% of his base salary. In addition, Mr. McDonough is entitled to participate in all benefit plans, stock incentive plans, and has other benefits and perquisites, including an automobile allowance of $1,200.00 per month. In the event of Mr. McDonough’s death or disability during the term of his employment agreement, Mr. McDonough or his beneficiaries will receive a lump sum payment equal to his average bonus for the previous two years, the cost of medical and dental insurance premiums for 24 months, and, in the event of his disability, Mr. McDonough will continue to receive his base compensation until he is eligible for long-term disability benefits. He will then receive 60% of his pre-disability earnings, which will be paid by the Company to the extent not covered under the Company’s long-term disability program. If Mr. McDonough’s employment is terminated through a Termination Without Cause (defined below) or a

Constructive Termination (defined below), the Company is required to pay Mr. McDonough for a period of 24 months, a monthly amount equal to 250% of the sum of his base salary plus his average bonus for the previous two calendar years divided by 24 months, reimbursement of the cost of medical and dental benefits for 24 months and an additional 12 months of vesting credit for his stock options and restricted stock awards. If he is terminated within two years following a Change in Control (defined below), he would receive (i) a lump sum upon termination of 200% of his combined base salary and average bonus for the previous two years, plus an additional amount for taxes, if any, that may be due under Section 280G of the Internal Revenue Code of 1986, as amended, (ii) the cost of medical and dental insurance for 24 months, and (iii) full vesting of all stock options and restricted stock grants. Mr. McDonough has agreed not to compete with the Company during his employment and thereafter (i) for two years following a Termination Without Cause or Constructive Termination or (ii) for one year following a Change in Control, or (iii) without restriction following his voluntary termination.

      Dale B. Wolf. Mr. Wolf ’s Employment Agreement with the Company dated December 9, 1996 (assumed by the Company as of April 1, 1998), was amended effective January 1, 2001, and renewed for a term of three years, and will continue thereafter on a year-to-year basis in the absence of notice by either party or unless otherwise extended. Under the terms of the agreement, Mr. Wolf receives an annual base salary of not less than $400,000, subject to annual review, and is eligible for an annual bonus in accordance with the Company’s bonus plan in effect. In addition, Mr. Wolf is entitled to participate in all benefit plans, stock incentive plans, and has other benefits and perquisites, including an automobile allowance of $1,200.00 per month. In the event of Mr. Wolf ’s death or disability during the term of his employment agreement, Mr. Wolf or his beneficiaries will receive a lump sum payment equal to his average bonus for the previous two years, the cost of medical and dental insurance premiums for 24 months, and, in the event of his disability, Mr. Wolf will continue to receive his base compensation until he is eligible for long-term disability benefits. He will then receive 60% of his pre-disability earnings, which will be paid by the Company to the extent not covered under the Company’s long-term disability program. If Mr. Wolf ’s employment is terminated through a Termination Without Cause (defined below) or a Constructive Termination (defined below), the Company is required to pay Mr. Wolf for a period of 24 months, a monthly amount equal to 250% of the sum of his base salary plus his average bonus for the previous two calendar years divided by 24 months, reimbursement of the cost of medical and dental benefits for 24 months and an additional 12 months of vesting credit for his stock options and restricted stock awards. If he is terminated within two years following a Change in Control (defined below), he would receive (i) a lump sum upon termination of 200% of his combined base salary and average bonus for the previous two years, plus an additional amount for taxes, if any, that may be due under Section 280G of the Internal Revenue Code of 1986, as amended, (ii) the cost of medical and dental insurance for 24 months, and (iii) full vesting of all stock options and restricted stock grants. Mr. Wolf has agreed not to compete with the Company during his employment and thereafter (i) for two years following a Termination Without Cause or Constructive Termination or (ii) for one year following a Change in Control, or (iii) without restriction following his voluntary termination.

      Harvey C. DeMovick, Jr. Mr. DeMovick entered into an Employment Agreement with Coventry effective September 1, 2001 for an initial term expiring December 31, 2003, and will continue thereafter on a year-to-year basis in the absence of notice of either party or unless otherwise extended. Under the terms of the Agreement, Mr. DeMovick receives an annual base salary of not less than $340,000, subject to annual review, and is eligible for an annual bonus in accordance with the Company’s bonus plan in effect on the date of the Agreement. In addition, Mr. DeMovick is entitled to participate in all benefit plans, stock incentive plans and has other benefits and perquisites. In the event of Mr. DeMovick’s death or disability during the term of his employment agreement, Mr. DeMovick or his beneficiaries will receive a lump sum payment equal to his average bonus for the previous two years, the cost of medical and dental insurance premiums for 24 months, and, in the event of his disability, Mr. DeMovick will continue to receive his base compensation until he is eligible for long-term disability benefits. He will then receive 60% of his pre-disability earnings, which will be paid by the Company to the extent not covered under the Company’s long-term disability program. If Mr. DeMovick’s employment is terminated through a Termination Without Cause (defined below) or a Constructive Termination (defined below), the Company is required to pay Mr. DeMovick for a period of 12 months, a monthly amount equal to 100% of the sum of his base salary plus his average bonus for the previous two calendar years divided by 12 months, reimbursement of the cost of medical and dental benefits for 12 months and an additional 12 months of vesting credit for his stock options and restricted stock awards. If he is terminated within two years following a Change in Control (defined below), he would receive (i) a lump sum upon termination of 100% of his combined base salary and average bonus for the previous two years, plus an additional amount for taxes, if any, that may be due under Section 280G of the Internal Revenue Code of 1986, as amended, (ii) the cost of medical and dental insurance for 12 months, and (iii) full vesting of all stock options and restricted stock grants. Mr. DeMovick has agreed not to compete with the Company during his employment and thereafter (i) for one year following a Termination Without Cause or Constructive Termination or (ii) for one year following a Change in Control, or (iii) without restriction following his voluntary termination.

      Bernard J. Mansheim, M.D. Dr. Mansheim entered into an Employment Agreement with Coventry dated February 2, 1998 (assumed by the Company as of April 1, 1998) for an initial term of one year, which will continue on a year-to-year basis as long as a new employment contract is not executed or the agreement has not been otherwise terminated. Under the terms of the agreement, Dr. Mansheim receives an annual base salary and an annual expense allowance of $7,200. At execution of the agreement, he received an option to purchase 100,000 shares of common stock vesting over a four-year period (which was reduced and repriced on September 10, 1998). Dr. Mansheim is currently eligible for an annual bonus potential of up to 70% of his base compensation and is eligible to participate in any annual incentive bonus programs available to management of the Company and to receive other incentive compensation as determined annually by the Compensation and Benefits Committee of the Board of Directors. In the event of termination for any reason other than for Good Cause, Dr. Mansheim will continue to receive his base salary and bonus earned, based on performance factors, for one year. Dr. Mansheim has agreed not to compete with or solicit employees from the Company during the term of his employment and severance period thereafter.

      Definitions. For purposes of the agreements described above:

(1) “Good Cause” or “Termination With Cause” is generally defined to include termination of the executive’s employment by the Company due to the executive’s conviction for a felony, or his perpetration of a fraud, embezzlement or other act of dishonesty or the breach of a trust or fiduciary duty which materially adversely affects the Company or its shareholders.

(2) “Termination Without Cause” is generally defined to include termination by the Company other than due to the executive’s death or disability or Termination With Cause.

(4) “Constructive Termination” is generally defined to include a significant change in the nature or scope of the executive’s position and authority, a reassignment to another location after a Change in Control, intentional or material breach by the Company of the agreement, or a reduction in compensation and benefits.

(5) A “Change in Control” occurs if at any time, substantially all of the assets of the Company are sold or transferred by sale, merger or otherwise, to an entity which is not a direct or indirect subsidiary of the Company, or if any person or entity becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s outstanding securities

      2000 Deferred Compensation Plan. As of September 1, 2000, the Company established the 2000 Deferred Compensation Plan (the “2000 Plan”). The 2000 Plan is a three-year deferred compensation plan designed to promote the retention of key senior management and highly compensated employees and to recognize their strategic importance to the Company. Under the terms of the 2000 Plan, the Company will make an annual cash allocation to the 2000 Plan for each Participant. The maximum cash allocation for the Chief Executive Officer of the Company is 25% of Compensation for the initial plan year and such amount determined by the Board of Directors for each subsequent Plan Year. The maximum cash allocation for the Chief Operating Officer and the Chief Financial Officer of the Company is 25% of compensation for the initial plan year and 35% of compensation for each subsequent plan year. The maximum cash allocation for the remaining participants is 15% of compensation for the initial plan year and 20% of compensation for each subsequent plan year. In addition, all participants are eligible to receive a credit to a stock allocation account according to a formula based on each participant’s cash allocation. All cash contributions and restricted stock credits will vest and be paid in cash after three years of participation in the 2000 Plan, except in the event of a change-of-control in which case all participants’ accounts will vest in full, or in the event of a participant’s death or involuntary discharge not-for-cause in which case such participant’s accounts will vest on the date of death or discharge. The 2000 Plan is a non-qualified, unfunded and unsecured deferred compensation plan. Any payments made under the 2000 Plan will be reported in the Executive Compensation table in the year paid.

      See also Executive Compensation beginning on page 11 of this Proxy Statement for a discussion of the change-in-control arrangements with respect to stock options granted under the Company’s Amended and Restated 1998 Stock Incentive Plan.

      Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph on page 20 shall not be incorporated by reference into any such filings.

REPORT OF THE COMPENSATION AND BENEFITS COMMITTEE

      Under the direction of the Compensation and Benefits Committee of the Board of Directors (the “Committee”), the Company has developed and implemented compensation practices for its executive officers. The Committee Report set forth below provides information on the Company’s executive compensation philosophy and practices for the fiscal year ended December 31, 2001.

Compensation Philosophy

      The Company’s compensation philosophy embodies guiding principles for its compensation program design and for compensation decisions pertaining to Coventry’s executive officers with the following three primary objectives:

1. To provide incentives for delivery of value to the Company’s shareholders.

2. To establish a clear connection between individual executive performance and compensation.

3. To provide a system of rewards that is strongly biased toward motivating executives and, at the same time, is competitive with industry standards.

      To fulfill these primary objectives, the 2001 executive compensation program provided rewards for the achievement of business plan results and other strategic objectives, which were important motivators for the Company’s executives.

      The Committee and its counselors used multiple sources of information for evaluating and establishing appropriate compensation levels. The Committee relied on health care industry data in constructing the peer group of companies. This peer group consisted of publicly traded managed health care companies operating nationwide that had similar operations and were of comparable size to the Company. Some, but not all, of these companies are included in the Custom Peer Group Index used in the Performance Graph on page 20 of this Proxy Statement. Consistent with these objectives, the Company sought to position the compensation of its executives at competitive levels with the peer group.

      The Company’s executive compensation program had three components — base salary, annual incentives and long-term compensation. The Committee believes this mix reflects industry-wide practices.

      The Committee believes that incentive, or variable, compensation should be awarded as a result of commensurate performance. The Committee, therefore, approved compensation programs that include high threshold levels for performance. Balanced against the need to condition certain forms of compensation on high levels of Company-wide performance were the necessities of attracting and retaining talented executives in the face of adverse trends in the industry and the need to recognize individual performance in a variety of circumstances.

Description of Compensation Programs

      The following briefly describes the role of each element of compensation.

  Base Salary

      Base salary serves primarily as an attraction and retention device. Aggregate base salary increases are intended to parallel increases in the pay levels of executives in the health care industry as a whole. Individual executive salary increases reflect the individual’s level of performance and current position within designated salary ranges, as well as industry trends.

  Annual Incentive

      The purpose of the Company’s annual incentive plan is to recognize and reward executives for taking actions that build the value of the Company, generate competitive total returns to shareholders and maximize the Company’s profitability. The Committee makes annual incentive awards on the basis of corporate and individual performance, with a greater emphasis on corporate financial performance over individual achievements. Awards are based on the achievement of budgeted plan contribution and revenue by operating units and the attainment of critical success factors developed by key executives. For fiscal year 2001, all of the Company’s named executive officers received annual incentive compensation in the form of cash.

  Long-Term Incentives

      Under the terms of the Company’s Amended and Restated 1998 Stock Incentive Plan (the “1998 Plan”), the Committee has the authority to grant stock options, stock appreciation rights, restricted stock and/or other stock-based awards, except that the power to grant and establish the terms and conditions of awards to outside directors is reserved to the Board of Directors. All decisions made by the Committee pursuant to the 1998 Plan are made in the Committee’s sole discretion, which is final and binding on all persons.

      For fiscal year 2001, the Company’s Named Executive Officers received restricted stock awards under the 1998 Plan. The Committee issued the awards with a restriction period of three to four years during which the executive is not permitted to sell, transfer, pledge or assign. The restriction period lapses in annual installments. See “Executive Compensation, Summary Compensation Table” on page 11 of this Proxy Statement for information on the awards granted to the Named Executive Officers.

      Effective September 1, 2000, the Committee established the Coventry Health Care, Inc. 2000 Deferred Compensation Plan (the “2000 Plan”), a three-year deferred compensation plan designed to promote the retention of key senior management and highly compensated employees and to recognize their strategic importance to the Company. Under the terms of the 2000 Plan, the Company makes an annual cash allocation to the 2000 Plan for each Participant. The maximum cash allocation for the Chief Executive Officer of the Company is 25% of Compensation for the initial plan year and such amount determined by the Committee for each subsequent Plan Year. The maximum cash allocation for the Chief Operating Officer and the Chief Financial Officer of the Company is 25% of compensation for the initial plan year and 35% of compensation for each subsequent plan year. The maximum cash allocation for the remaining participants is 15% of compensation for the initial plan year and 20% of compensation for each subsequent plan year. In addition, all participants are eligible to receive a credit to a stock allocation account according to a formula based on each participant’s cash allocation. All cash contributions and restricted stock credits will vest and be paid in cash after three years of participation in the 2000 Plan, except in the event of a change-of-control in which case all participants’ accounts will vest in full, or in the event of a participant’s death or involuntary discharge not-for-cause in which case such participant’s accounts will vest on the date of death or discharge. The 2000 Plan is a non-qualified, unfunded and unsecured deferred compensation plan.

      To provide additional security and stability to its executives and to encourage them to identify with the long-term goals of the Company, the Company entered into employment agreements with certain of its executive officers. The contracts generally provide for an initial term of one year, which is automatically renewable on a year-to-year basis (unless notice is otherwise given), severance in the event of termination of employment not for cause or due to a change in control, and an agreement not to compete with the Company during the term of employment.

  Compensation Administration

      The Committee has followed an annual review process in administering each of the three components of executive compensation. Moreover, the Committee has used and may continue to use independent outside consultants in order to assure that it has the best possible information and an objective approach to the administration of compensation programs.

      Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1,000,000 paid in any fiscal year to the Company’s chief executive officer and four other most highly compensated executive officers as of the end of any fiscal year. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met. The Committee intends that all compensation paid to the Company’s executive officers be fully deductible to the Company under the federal income tax laws and intends to take such steps as may be necessary to ensure this continuing deductibility status, except in the case of incentive stock options, which the Committee has no current intent to issue.

  Chief Executive Officer Compensation

      Consistent with the compensation philosophy stated above, the Committee based the total compensation of the Company’s chief executive officer, Allen F. Wise, on the overall performance of the Company and on relative levels of compensation for chief executive officers in the health care industry.

      In determining Mr. Wise’s compensation for 2001, the Committee considered the Company’s consistent improved performance over the preceding year and prior years, the Company’s balanced progress in all areas and the accomplishment of established goals. Specifically, the Committee recognized the Company’s successful track record under Mr. Wise’s leadership, including continued top line growth and controlled medical and administrative expenses, resulting in increased revenues and earnings. Based on these achievements, the prevailing marketplace, competitive levels of compensation of other CEOs at comparable companies and other factors, the Committee made the determination for 2001 that Mr. Wise should receive the Compensation set forth below.

      Mr. Wise’s base salary for 2001 was set at $700,000. On July 11, 2001, the Committee granted Mr. Wise a restricted stock award of 150,000 shares of common stock with a three-year restriction period. The restriction period lapses in equal annual installments. In addition, as of September 1, 2001, the Committee authorized a cash allocation of 40% of Compensation to the 2000 Plan for Mr. Wise.

      Under the terms of Mr. Wise’s employment agreement, which was amended by the Committee effective as of January 1, 2001, Mr. Wise is eligible to receive an annual incentive bonus in an amount up to 200% of his base compensation based on performance factors determined annually by the Committee, including achievement of budget and operational and other factors determined by the Committee in its discretion. Because of the outstanding performance of the Company in 2001, operational improvements and better than budget earnings, the Compensation Committee determined that Mr. Wise’s performance had exceeded the budget and performance criteria set forth at the beginning of the year. In light of these achievements, the Committee awarded Mr. Wise an incentive bonus for 2001 in the total amount of $1,300,000 (186% of his base compensation in 2001).

      Mr. Wise’s amended employment agreement also includes severance in the event of certain terminations of employment or changes in control and an agreement not to compete with the Company. Please see “Employment Contracts and Terminations of Employment and Change-in-Control Arrangements” on page 13 of this Proxy Statement.

COVENTRY HEALTH CARE
COMPENSATION AND BENEFITS
COMMITTEE

John H. Austin, M.D. (Chair)
Thomas J. Graf
Rodman W. Moorhead, III

PERFORMANCE GRAPH

      The following graph compares the cumulative total shareholder return on the common stock for the five years ending December 31, 2001 with the cumulative total return of the Standard & Poor’s 500 Index and a Custom Peer Group Index compiled by Standard & Poor’s, assuming an investment of $100 on December 31, 1996. The following companies are included in the Custom Peer Group Index (and the returns of each company have been weighted according to its relative stock market capitalization at the beginning of each period for which a return is indicated): Aetna Inc., CIGNA Corporation, the Company, Health Net, Inc. (formerly Foundation Health Systems, Inc.), Humana Inc., MidAtlantic Medical Services, Inc., Oxford Health Plans, Inc., PacifiCare Health Systems, Inc., Trigon Healthcare, Inc., UnitedHealth Group Incorporated and Wellpoint Health Networks, Inc.

TOTAL SHAREHOLDER RETURNS

	Dec. 96	Dec. 97	Dec. 98	Dec. 99	Dec. 00	Dec. 01

Coventry Health Care	100.00	164.86	95.27	72.97	288.51	215.68
S&P 500 Index	100.00	133.36	171.48	207.56	188.66	166.24
Peer Group	100.00	97.69	112.61	100.74	182.55	165.76

NOTE:	THE STOCK PRICE PERFORMANCE SHOWN ON THE GRAPH ABOVE IS NOT NECESSARILY INDICATIVE OF FUTURE PRICE PERFORMANCE.

Compensation Committee Interlocks and Insider Participation

      During the year ended December 31, 2001, the Compensation and Benefits Committee was comprised of John H. Austin, M.D. (Chair), Thomas J. Graf and Rodman W. Moorhead, III, none of whom had at any time been an officer or employee of the Company or any of its subsidiaries.

      Mr. Moorhead is Managing Director and Senior Advisor of Warburg Pincus LLC, which manages WPV and WPEP. See “Certain Relationships and Related Transactions” below for a description of the related transactions involved.

      Mr. Graf is a Senior Vice President of Principal Life Insurance Company and other subsidiaries of Principal Financial Group, Inc. See “Certain Relationships and Related Transactions” below for a description of the related transactions involved.

Certain Relationships and Related Transactions

      Warburg Pincus. Rodman W. Moorhead, III and Joel Ackerman are Managing Director and Senior Advisor and Managing Director, respectively, of Warburg Pincus LLC, which manages Warburg, Pincus Ventures, L.P. (WPV”). During 1997, Coventry issued to WPV the Warburg Pincus Warrants to purchase 2,117,647 shares of the Company’s common stock at $10.625 per share and Convertible Notes in the aggregate principal amount of $36,000,000, which accrued interest through May 28, 1999, in the amount of $6,358,404. On September 3, 1999, the Convertible Notes held by WPV and the accrued interest were converted at $10 per share into 4,235,840 shares of preferred stock of the Company. On December 26, 2000, WPV: (i) converted its 4,235,840 shares of preferred stock into 4,236,263 shares of common stock, as adjusted for anti-dilution, and (ii) acquired 1,026,614 shares of common stock, as adjusted for anti-dilution, in a cashless net exercise of its warrants. On September 8, 2000, Warburg Pincus affiliated partnerships purchased 10,000,000 shares of the Company’s common stock from Principal (see Principal Financial Group, Inc. discussion below) in a private transaction as follows: (i) Warburg Pincus Equity Partners, L.P., 9,450,000 shares; (ii) Warburg, Pincus Netherlands Equity Partners I, C.V., 300,000 shares; (iii) Warburg, Pincus Netherlands Equity Partners II, C.V., 200,000 shares; and (iv) Warburg, Pincus Netherlands Equity Partners III, C.V., 50,000 shares (collectively “WPEP”). In addition, WPV has purchased of 3,941,500 shares of the Company’s common stock on the open market. See “Voting Stock Ownership of Principal Shareholders, Directors and Executive Officers” and footnotes 1, 2 and 6 to the beneficial ownership table on pages 8, 9 and 10 of this Proxy Statement for additional information.

      WPV and WPEP entered into a Shareholders’ Agreement with the Company, dated as of May 5, 2000 (the “Warburg Pincus Shareholders’ Agreement”). The Warburg Pincus Shareholders’ Agreement includes (i) a standstill agreement, pursuant to which WPV and WPEP agreed for the five-year period following the purchase of the 10,000,000 shares from Principal (A) not to acquire more than 34.9% of the total issued and outstanding shares of the Company’s common stock, and (B) not to take certain other actions; and (ii) to certain restrictions on direct or indirect transfers of the common stock by WPV and WPEP.

      Principal Financial Group. The Company was formed in December 1997 in connection with the Capital Contribution and Merger Agreement (the “Combination Agreement”), by and among the Company, Coventry Corporation (the Company’s predecessor in interest), and certain indirect subsidiaries of Principal Financial Group, Inc., a provider of retirement savings, investment and insurance products (“Principal”). Pursuant to the Combination Agreement, effective as of April 1, 1998, Coventry Corporation became a wholly owned subsidiary of the Company and one of Principal’s subsidiaries contributed certain of its assets and liabilities to the Company and the Company issued approximately 33 million shares of its common stock to Coventry’s shareholders and approximately 25 million shares of common stock to the Principal subsidiary along with a warrant for 5.8 million shares of common stock (the “Principal Warrant”).

      In 1998 the Company assumed an agreement with Principal, whereby Principal pays a fee for access to the Company’s PPO network based on a fixed rate per employee entitled to access the PPO network and a percentage of savings realized by Principal. Under this agreement, the Company recognized revenue of approximately $2.9 million for the year ended December 31, 2001.

      On September 8, 2000, Principal sold 10,000,000 shares of the Company’s common stock to affiliates of Warburg Pincus (see Warburg Pincus discussion above). As a result of the sale, Principal’s ownership in the Company was reduced to 15,103,487 shares of the Company’s common stock and shares of common stock available for purchase under the Principal Warrant.

      On February 1, 2002, Principal sold another 7 million shares of the Company’s common stock in a secondary public offering and on February 8, 2002, Principal sold an additional 1.1 million shares in the same public offering. In a concurrent offering, the Company purchased from Principal approximately 7.1 million shares of its common stock and the Principal Warrant exercisable, at that time, for approximately 3.1 million shares of common stock. The aggregate purchase price for these shares of common stock and the warrant was approximately $176.1 million, which the Company paid for with cash on hand and the proceeds from the sale of $175.0 million of the Company’s 8.125% Senior Notes due February 15, 2012. Upon completion of these transactions, Principal no longer owned shares of the Company’s common stock. As a result, the Shareholders’ Agreement dated April 1, 1998, between Principal and one of its subsidiaries and the Company is no longer in effect. While in force, the Shareholders’ Agreement had placed certain restrictions on Principal’s ability to acquire, transfer and vote the Company’s common stock and designate members to serve on the Board of Directors.

Section 16(a) Beneficial Ownership Reporting Compliance

      Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company for 2001 pursuant to Rule 16a-3(e) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and written representations from reporting persons that all required reports had been filed, the Company believes that all reporting persons filed the required reports on a timely basis, except the following individuals each failed to file timely one report for one transaction: Davina C. Lane, Robert W. Morey, and Timothy T. Weglicki.

INDEPENDENT PUBLIC ACCOUNTANTS

      Arthur Andersen LLP served as the Company’s independent public accountants for the fiscal year ended December 31, 2001. Independent auditors have not yet been appointed to examine the Company’s consolidated financial statements for the fiscal year ending December 31, 2002. The Audit Committee, with assistance from management, is in the process of evaluating other accounting firms to serve as the Company’s independent auditors for the fiscal year ending December 31, 2002. Upon making a selection, the Audit Committee will then present its recommendation to the full Board of Directors for consideration. The Company will announce the selection as soon as the Board has made a decision. A representative of Arthur Andersen LLP is expected to be present at the meeting, will have an opportunity to make a statement if he desires to do so and is expected to respond to appropriate questions.

Audit Fees

      Fees billed for the fiscal year 2001 audit and the review of Forms 10-Q aggregated $1,410,000. All fees have been paid by the Company.

Financial Information Systems Design and Implementation Fees

      AA did not render services related to financial information systems design and implementation for the fiscal year ended December 31, 2001.

All Other Fees

      Fees billed for all other services rendered by AA for the fiscal year ended December 31, 2001 aggregated $1,236,000, of which $917,200 were audit related fees and $318,800 were other fees.

REPORT OF THE AUDIT COMMITTEE OF

THE BOARD OF DIRECTORS

      The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

      The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls and processes for monitoring compliance with laws and regulations and the Company’s established Compliance and Ethics Program. The Audit Committee is composed of independent directors, as defined under the listing standards of the New York Stock Exchange (“NYSE”), and acts under a written charter first adopted and approved by the Board of Directors in February 1993, and amended in March 2000 and February 2001, in compliance with new regulations adopted by the Securities and Exchange Commission and the NYSE.

Audit Committee Disclosures

      With respect to the fiscal year ended December 31, 2001, the Audit Committee hereby reports as follows:

1. The Audit Committee has reviewed and discussed the audited financial statements with the Company’s management.

2. The Audit Committee has discussed with its independent auditors, Arthur Andersen LLP (“AA”) the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU 380), as may be modified or supplemented.

3. The Audit Committee has received the written disclosures and the letter from the independent accountants required by the Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented. In addition, the Audit Committee has discussed and considered whether the provision of non-audit services by the Company’s principal auditor, as described above, is compatible with maintaining auditor independence.

4. Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Company’s Board of Directors the inclusion of the audited financial statements in Coventry’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001, for filing with the Securities and Exchange Commission.

COVENTRY HEALTH CARE
AUDIT COMMITTEE
John H. Austin, M.D., Chairman
Lawrence N. Kugelman
Elizabeth E. Tallett

SHAREHOLDER PROPOSALS

      The Company’s Bylaws, as amended, provide that the annual meeting of shareholders is to be held on the first Thursday in June, unless the Chairman of the Board designates a different date. Eligible shareholders interested in submitting a proposal for inclusion in the proxy materials for the annual meeting of shareholders in 2003 may do so by following the procedures prescribed in the Company’s Bylaws and Rule 14a-8 enacted by the Securities and Exchange Commission. In order to be considered for inclusion in the Company’s proxy materials for the 2003 annual meeting, shareholder proposals must be received by the Company at its offices in Bethesda, Maryland, addressed to the Secretary of the Company, not later than December 28, 2002.

OTHER MATTERS

      The Board of Directors of the Company does not know of any other matters that may come before the 2002 Annual Meeting. However, if any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote the proxy in accordance with their judgment on such matters. The enclosed proxy confers discretionary authority to take action with respect to any additional matters that may come before the 2002 Annual Meeting.

      A list of shareholders of record entitled to be present and vote at the 2002 Annual Meeting will be available at the offices of the Company in Bethesda, Maryland for inspection by shareholders during regular business hours from May 23, 2002 to the date of the 2002 Annual Meeting. The list will also be available during the 2002 Annual Meeting for inspection by shareholders who are present.

      YOUR REPRESENTATION AT THE 2002 ANNUAL MEETING IS IMPORTANT. IN ORDER TO ASSURE THE PRESENCE OF THE NECESSARY QUORUM, PLEASE VOTE. YOU MAY VOTE BY TOLL-FREE TELEPHONE, BY INTERNET OR BY COMPLETING, DATING, SIGNING AND RETURNING THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES. THE SIGNING OF THE PROXY WILL NOT PREVENT YOUR ATTENDING THE MEETING AND VOTING IN PERSON, SHOULD YOU SO DESIRE.

By Order of the Board of Directors,

ALLEN F. WISE
President and Chief Executive Officer

Please mark your votes as indicated in this example

1.
ELECTION OF DIRECTORS. The undersigned casts the number of votes indicated above in favor of the election of each of the nominees indicated below to serve as Class II Directors of the Company until the Annual Meeting of Shareholders in the year 2005.

Nominees for Class II Directors:
01 Joel Ackerman, 02 Emerson D. Farley, Jr., M.D. and 03 Lawrence N. Kugelman

	To withhold authority to vote for one or more nominees, write the name(s) of such nominee(s) in the following space:	FOR all nominees listed (except as marked to the contrary below)	WITHHOLD AUTHORITY to vote for all nominees
By checking the box to the right, I consent to view the Annual Reports and Proxy Statements and other shareholder communications electronically via the internet. I understand that the Company may no longer distribute printed materials to me for any future shareholder meetings until my consent is revoked. I understand that I may revoke my consent at any time by contacting the Company’s transfer agent, Mellon Investor Services LLC, Ridgefield Park, NJ. I understand that costs normally associated with electronic access such as usage and telephone charges will be my responsibility.

				Dated:	, 2002

Signature

Name (Please Print)

Signature if held jointly

Name (Please Print)

Sign exactly as your name or names appear on the first page of this proxy. When shares are held by joint tenants, both parties should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name as specified. If a partnership, please sign in partnership name by authorized person.

  FOLD AND DETACH HERE

Vote by Internet or Telephone or Mail
 24 Hours a Day, 7 Days a Week

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet	Telephone		Mail

http://www.eproxy.com/cvh	1-800-435-6710

Use the Internet to vote your
proxy. Have your proxy card in
hand when you access the web
site. You will be prompted to enter
your control number, located in
the box below, to create and
submit an electronic ballot.	OR	Use any touch-tone telephone to
vote your proxy. Have your proxy
card in hand when you call. You will
be prompted to enter your control
number, located in the box below,
	and then follow the directions given.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

You can view the 2001 Annual Report
and Proxy Statement on the internet at
www.coventryhealth.com

COVENTRY HEALTH CARE, INC.

PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 6, 2002

This Proxy is solicited on behalf of the Board of Directors. The undersigned hereby appoints Allen F. Wise and Shirley R. Smith, or either of them, as proxies, each with the power to appoint his or her substitute and hereby authorizes them to represent and to vote, as designated below, all of the shares of common stock of Coventry Health Care, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on June 6, 2002 at 9:30 a.m., Eastern Daylight Saving Time, at the offices of Epstein Becker & Green, P.C., Seventh Floor, 1227 25th Street, N.W., Washington, D.C. 20037-1156, or any adjournment thereof.

Proxies are authorized to vote in their discretion on other matters that may properly come before the meeting.

SHAREHOLDERS MAY VOTE BY TOLL FREE TELEPHONE OR INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE REVERSE SIDE OF THIS PROXY OR SHAREHOLDERS MAY VOTE BY COMPLETING, DATING, AND SIGNING THIS PROXY AND RETURNING IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE. THIS PROXY, IF PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL ONE.

(continued on reverse side)

  FOLD AND DETACH HERE

YOUR VOTE IS IMPORTANT, PLEASE VOTE PROMPTLY
See Voting Instructions On The Reverse Side Of This Proxy

THANK YOU FOR VOTING.

Please mark your votes as indicated in this example

1.
ELECTION OF DIRECTORS. The undersigned casts the number of votes indicated above in favor of the election of each of the nominees indicated below to serve as Class II Directors of the Company until the Annual Meeting of Shareholders in the year 2005.

Nominees for Class II Directors:
01 Joel Ackerman, 02 Emerson D. Farley, Jr., M.D. and 03 Lawrence N. Kugelman

	To withhold authority to vote for one or more nominees, write the name(s) of such nominee(s) in the following space:	FOR all nominees listed (except as marked to the contrary below)	WITHHOLD AUTHORITY to vote for all nominees
By checking the box to the right, I consent to view the Annual Reports and Proxy Statements and other shareholder communications electronically via the internet. I understand that the Company may no longer distribute printed materials to me for any future shareholder meetings until my consent is revoked. I understand that I may revoke my consent at any time by contacting the Company’s transfer agent, Mellon Investor Services LLC, Ridgefield Park, NJ. I understand that costs normally associated with electronic access such as usage and telephone charges will be my responsibility.

				Dated:	, 2002

Signature

Name (Please Print)

Signature if held jointly

Name (Please Print)

Sign exactly as your name or names appear on the first page of this proxy. When shares are held by joint tenants, both parties should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name as specified. If a partnership, please sign in partnership name by authorized person.

  FOLD AND DETACH HERE

Coventry Health Care 401(k) Plan Participants:

As a Plan Participant you have the right to direct the Plan Trustee how to vote the shares of Coventry Health Care common stock that are allocated to your Plan account and shown on the attached voting instruction card. The Trustee will hold your instructions in complete confidence except as may be necessary to meet legal requirements.

It is important that you read and understand the information in the Company’s Annual Report and Proxy Statement before voting. You may view these documents on the Company’s intranet at http://cvtynet/ or its corporate internet site at www.coventryhealth.com. You may also request that copies be sent to you by calling investor relations at 800-843-7421, x2778.

The Trustee must receive your voting instructions by June 4, 2002. If the Trustee does not receive your instructions by that date, the Trustee will vote your shares in the same proportion as the shares for which the Trustee has received proper instruction from the other Plan Participants who do vote their shares.

You will receive a separate set of proxy solicitation materials for any shares of common stock that you own other than Plan shares. Your non-Plan shares must be voted separately from your Plan shares.

Vote by Internet or Telephone or Mail — 24 Hours a Day, 7 Days a Week

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet	Telephone		Mail

http://www.eproxy.com/cvh	1-800-435-6710

Use the Internet to vote your
proxy. Have your proxy card in
hand when you access the web
site. You will be prompted to enter
your control number, located in
the box below, to create and
submit an electronic ballot.	OR	Use any touch-tone telephone to
vote your proxy. Have your proxy
card in hand when you call. You will
be prompted to enter your control
number, located in the box below,
	and then follow the directions given.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card

You can view the 2001 Annual Report and Proxy Statement on the internet at www.coventryhealth.com

COVENTRY HEALTH CARE, INC.

PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 6, 2002

This Proxy is solicited on behalf of the Board of Directors. The undersigned hereby appoints Allen F. Wise and Shirley R. Smith, or either of them, as proxies, each with the power to appoint his or her substitute and hereby authorizes them to represent and to vote, as designated below, all of the shares of common stock of Coventry Health Care, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on June 6, 2002 at 9:30 a.m., Eastern Daylight Saving Time, at the offices of Epstein Becker & Green, P.C., Seventh Floor, 1227 25th Street, N.W., Washington, D.C. 20037-1156, or any adjournment thereof.

The persons named as proxies above are authorized to vote in their discretion on other matters that may properly come before this meeting.

SHAREHOLDERS MAY VOTE BY TOLL FREE TELEPHONE OR INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE REVERSE SIDE OF THIS PROXY OR SHAREHOLDERS MAY VOTE BY COMPLETING, DATING, AND SIGNING THIS PROXY AND RETURNING IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE. THIS PROXY, IF PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL ONE.

(continued on reverse side)

  FOLD AND DETACH HERE

Please read the Company’s 2001 Annual Report and Proxy Statement prior to voting. These documents may be obtained three ways:

1.	Intranet: These documents are posted on the Company’s internal network, http://cvtynet/. All Company employees have computer access to http://cvtynet/ at their various office locations. If you need instructions on how to access http://cvtynet/, please see your local human resources representative.

2.	Internet: These documents are also posted on the Company’s corporate website, www.coventryhealth.com. Employees may or may not have access to the internet during office hours.

3.	Mail: If you would like to have these documents mailed to you at your place of employment, please leave a message in the investor relations mailbox accessed by calling 800-843-7421, x2778.

YOUR VOTE IS IMPORTANT, PLEASE VOTE PROMPTLY
See Voting Instructions On The Reverse Side Of This Proxy

THANK YOU FOR VOTING.

Please mark your votes as indicated in this example

1.
ELECTION OF DIRECTORS. The undersigned casts the number of votes indicated above in favor of the election of each of the nominees indicated below to serve as Class II Directors of the Company until the Annual Meeting of Shareholders in the year 2005.

Nominees for Class II Directors:
01 Joel Ackerman, 02 Emerson D. Farley, Jr., M.D. and 03 Lawrence N. Kugelman

	To withhold authority to vote for one or more nominees, write the name(s) of such nominee(s) in the following space:	FOR all nominees listed (except as marked to the contrary below)	WITHHOLD AUTHORITY to vote for all nominees
By checking the box to the right, I consent to view the Annual Reports and Proxy Statements and other shareholder communications electronically via the internet. I understand that the Company may no longer distribute printed materials to me for any future shareholder meetings until my consent is revoked. I understand that I may revoke my consent at any time by contacting the Company’s transfer agent, Mellon Investor Services LLC, Ridgefield Park, NJ. I understand that costs normally associated with electronic access such as usage and telephone charges will be my responsibility.

				Dated:	, 2002

Signature

Name (Please Print)

Signature if held jointly

Name (Please Print)

Sign exactly as your name or names appear on the first page of this proxy. When shares are held by joint tenants, both parties should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name as specified. If a partnership, please sign in partnership name by authorized person.

  FOLD AND DETACH HERE

You can view the 2001 Annual Report
and Proxy Statement on the internet at
www.coventryhealth.com

COVENTRY HEALTH CARE, INC.

PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 6, 2002

This Proxy is solicited on behalf of the Board of Directors. The undersigned hereby appoints Allen F. Wise and Shirley R. Smith, or either of them, as proxies, each with the power to appoint his or her substitute and hereby authorizes them to represent and to vote, as designated below, all of the shares of common stock of Coventry Health Care, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on June 6, 2002 at 9:30 a.m., Eastern Daylight Saving Time, at the offices of Epstein Becker & Green, P.C., Seventh Floor, 1227 25th Street, N.W., Washington, D.C. 20037-1156, or any adjournment thereof.

Proxies are authorized to vote in their discretion on other matters that may properly come before the meeting.

SHAREHOLDERS MAY VOTE BY COMPLETING, DATING, AND SIGNING THIS PROXY AND RETURNING IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE. THIS PROXY, IF PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL ONE.

(continued on reverse side)

FOLD AND DETACH HERE

YOUR VOTE IS IMPORTANT, PLEASE VOTE PROMPTLY

See Voting Instructions On The Reverse Side Of This Proxy

THANK YOU FOR VOTING.